EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1100
john.mills@icrinc.com

Cutera Reports Second Quarter 2009 Results

BRISBANE, Calif., August 3, 2009 -- Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter ended June 30, 2009.

Second quarter 2009 revenue was $11.7 million, compared to $24.8 million in the same period last year.  Net loss for the second quarter of 2009 was $2.4 million, or $0.18 per diluted share, compared to net profit of $0.7 million, or $0.05 per diluted share, in the second quarter of 2008.  Our cash flow from operations was break-even in the second quarter as our net loss was offset primarily by reductions in our accounts receivable and inventory balances.

Kevin Connors, President and CEO of Cutera, stated, “Our prospects continue to experience demand for our products from the end user; however, many of these prospects are currently reluctant to make major capital equipment purchases during these unstable economic times.   To better capitalize on the opportunities we are seeing in this challenging market and to better position our sales force for long-term positive results, we recently promoted Chris West to Vice President of North American Sales.”

“During the second quarter of 2009, we recorded certain operating expenses associated with restructuring charges, bad debt expense, and higher than normal non-cash stock-based compensation charges, that are not expected to recur in the second half of 2009.  As our restructuring efforts improve our operating efficiencies, we expect our quarterly operating expenses to decline in the second half  of 2009, compared to the second quarter of 2009, and assuming revenue of approximately $15.0 million, we believe we will become profitable.”

“In the current market environment, we believe that the core market of dermatologists, plastic surgeons and other established medical offices provides us with the best opportunities in our industry. Therefore, we are actively focusing our sales, marketing and new product development efforts on this segment of our market.”

Mr. Connors concluded, “While the near-term prospects for our industry are difficult to predict due to the current economic uncertainty, we believe that our worldwide distribution network, strong balance sheet with $104.9 million in cash and investments – with no debt, a broad portfolio of products, and various research and development projects underway, offer continuing, long-term opportunities for our company.”

Conference Call:

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on August 3, 2009. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion and continue through 8:59 p.m. PT (11:59 p.m. ET) on August 17, 2009. In addition, you may call (866) 225-8754 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to grow its business, increase revenue, manage costs and expenses, generate additional cash, regain profitability, develop and commercialize existing and new products and applications, improve the performance of its worldwide sales and distribution network, and statements regarding long-term prospects are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein.  Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the global economic crisis, which may reduce consumer demand for its products, cause potential customers to delay their purchase decisions and make it more difficult for some potential customers to obtain credit financing; its ability to increase revenue, manage costs and expenses and improve sales productivity and  performance worldwide; its ability to successfully develop and acquire new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to its operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on August 3, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's second quarter ended June 30, 2009 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$35,445	$36,540
Marketable investments	61,857	60,653
Accounts receivable, net	2,828	5,792
Inventories	8,702	9,927
Deferred tax asset	4,652	4,257
Other current assets and prepaid expenses	4,548	1,771
Total current assets	118,032	118,940

Property and equipment, net	1,101	1,357
Long-term investments	7,640	9,627
Intangibles, net	926	1,025
Deferred tax asset, net of current portion	6,165	6,527
Total assets	$133,864	$137,476

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,127	$1,690
Accrued liabilities	7,737	8,848
Deferred revenue	6,506	6,758
Total current liabilities	15,370	17,296

Deferred rent	1,603	1,713
Deferred revenue, net of current portion	3,134	4,907
Income tax liability	1,367	1,452
Total liabilities	21,474	25,368

Stockholders’ equity:
Common stock	13	13
Additional paid-in capital	82,985	80,318
Retained earnings	30,741	31,410
Accumulated other comprehensive income (loss)	(1,349)	367
Total stockholders’ equity	112,390	112,108
Total liabilities and stockholders’ equity	$133,864	$137,476

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net revenue	$11,665	$24,754	$26,095	$46,372
Cost of revenue	5,130	9,271	11,066	17,490
Gross profit	6,535	15,483	15,029	28,882

Operating expenses:
Sales and marketing	6,071	10,361	13,074	20,710
Research and development	1,495	2,004	3,238	3,789
General and administrative	3,616	3,023	6,136	5,964
Litigation settlement	-	-	850	-
Total operating expenses	11,182	15,388	23,298	30,463
Income (loss) from operations	(4,647)	95	(8,269)	(1,581)
Interest and other income, net	511	857	1,110	1,758
Income (loss) before income taxes	(4,136)	952	(7,159)	177
Provision (benefit) for income taxes	(1,772)	291	(2,967)	58
Net income (loss)	$(2,364)	$661	$(4,192)	$119

Net income (loss) per share:
Basic	$(0.18)	$0.05	$(0.32)	$0.01
Diluted	$(0.18)	$0.05	$(0.32)	$0.01

Weighted-average number of shares used in per share calculations:
Basic	13,317	12,764	13,219	12,753
Diluted	13,317	13,465	13,219	13,457

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$(2,364)	$661	$(4,192)	$119
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	1,456	1,327	2,501	2,657
Tax deficit from stock-based compensation	(87)	(51)	(113)	(51)
Depreciation and amortization	225	228	453	451
Change in deferred tax asset	139	(13)	34	(28)
Change in allowance for doubtful accounts	498	13	553	89
Provision for excess and obsolete inventories	130	17	503	17
Other	32	-	-	-
Changes in assets and liabilities:
Accounts receivable	1,936	(897)	2,411	1,446
Inventories	1,014	758	722	(1,093)
Other current assets and prepaid expenses	(1,085)	288	(1,967)	48
Accounts payable	(408)	(504)	(563)	(436)
Accrued liabilities	(429)	1,160	(1,111)	(1,923)
Deferred rent	(55)	3	(110)	37
Deferred revenue	(957)	482	(2,025)	1,270
Income tax liability	(54)	39	(85)	398
Net cash provided by (used in) operating activities	(9)	3,511	(2,989)	3,001

Cash flows from investing activities:
Acquisition of property and equipment	(36)	(35)	(98)	(221)
Proceeds from sales of marketable investments	9,774	3,835	16,352	41,195
Proceeds from maturities of marketable investments	1,100	7,108	2,245	9,670
Purchase of marketable investments	(11,342)	(32,290)	(16,884)	(44,495)
Net cash provided by (used in) investing activities	(504)	(21,382)	1,615	6,149

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	165	225	279	260
Net cash provided by financing activities	165	225	279	260

Net increase (decrease) in cash and cash equivalents	(348)	(17,646)	(1,095)	9,410
Cash and cash equivalents at beginning of period	35,793	38,110	36,540	11,054
Cash and cash equivalents at end of period	$35,445	$20,464	$35,445	$20,464

CUTERA, INC.
CONSOLIDATED REVENUE HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change

Revenue By Geography:
United States	$4,551	$12,383	-63%	$10,896	$24,768	-56%
International	7,114	12,371	-42%	15,199	21,604	-30%
	$11,665	$24,754	-53%	$26,095	$46,372	-44%

Revenue By Product Category:
Products	$5,664	$18,364	-69%	$13,702	$33,690	-59%
Product upgrades	1,201	2,154	-44%	2,955	4,385	-33%
Service	3,397	2,686	+26%	6,650	5,391	+23%
Titan refills	1,403	1,550	-9%	2,788	2,906	-4%
	$11,665	$24,754	-53%	$26,095	$46,372	-44%